Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of Sigma Labs, Inc. of our report dated March 24, 2020, relating to our audits of the December 31, 2019 and 2018 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Haynie & Company
Salt Lake City, Utah
July 9, 2020